STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

July 27, 2007

Job Number
C20070730-1457

Corporation Number
C23278-2000

Filing Description
Designation

Document Filing Number
20070516814-34

Date/Time of Filing
July 27, 2007 08:57:23 AM

Corporation Name
BIOPACK ENVIRONMENTAL SOLUTIONS INC.

Resident Agent
THE UPS STORE

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070516814-34
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/27/2007 8:57 AM
	Entity Number C23278-2000

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

Biopack Environmental Solutions Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The designation of this series of Preferred Stock, which consists of 1,000,000 shares of Preferred Stock, is the Series B Preferred Stock (the "Series B Preferred Stock").

Each share of Series B Preferred Stock has thirty (30) votes per share at any meeting of the shareholders where votes are submitted and will be convertible into five (5) common shares at the election of the holder.

3. Effective date of filing (optional): July 25, 2007
(must not be later than 90 days after the certificate is filed)

4. Officer Signature (Required): X [signature]

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.